Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

CARLOTZ, INC.

(a Delaware Corporation)

Article I Corporate Offices		1
1.1	Registered Office	1
1.2	Other Offices	1
Article II Meetings of Stockholders		1
2.1	Place of Meetings	1
2.2	Annual Meeting	1
2.3	Special Meeting	1
2.4	Notice of Stockholders’ Meetings	2
2.5	Manner of Giving Notice; Affidavit of Notice	2
2.6	Quorum	2
2.7	Adjourned Meeting; Notice	3
2.8	Conduct of Business	3
2.9	Voting	4
2.10	Record Date for Stockholder Meetings and Other Purposes	4
2.11	Proxies	5
2.12	Maintenance and Inspection of Records	5
2.13	Notice of Stockholder Business and Nominations; Director Qualifications	6
2.14	Requirement to Appear	10
2.15	Inspectors of Election	10
2.16	Remote Communication	11
Article III Directors		11
3.1	Powers	11
3.2	Number of Directors	11
3.3	Election, Qualification and Term of Office of Directors	12
3.4	Resignation and Vacancies	12
3.5	Place of Meetings; Meetings by Telephone	12
3.6	Regular Meetings	13
3.7	Special Meetings; Notice	13
3.8	Quorum	13
3.9	Board Action by Written Consent without a Meeting	14
3.10	Rules and Regulations	14
3.11	Fees and Compensation of Directors	14
Article IV Committees		14
4.1	Committees of Directors	14
4.2	Committee Procedure	15
4.3	Meetings and Actions of Committees	15

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Article V Officers		15
5.1	Officers	15
5.2	Appointment of Officers	16
5.3	Subordinate Officers	16
5.4	Removal and Resignation of Officers	16
5.5	Vacancies in Offices	16
5.6	Chief Executive Officer	16
5.7	President	16
5.8	Secretary	17
5.9	Chief Financial Officer	17
5.10	Vice Presidents	17
5.11	Treasurer	17
5.12	Assistant Treasurers and Assistant Secretaries	18
5.13	Representation of Shares of Other Corporations	18
5.14	Authority and Duties of Officers	18
Article VI Records		18
Article VII General Matters		18
7.1	Execution of Corporate Contracts and Instruments	18
7.2	Checks	19
7.3	Reliance upon Books, Reports and Records	19
7.4	Stock Certificates	19
7.5	Special Designation on Certificates	19
7.6	Lost Certificates	20
7.7	Shares Without Certificates	20
7.8	Construction; Definitions	20
7.9	Dividends	20
7.10	Fiscal Year	20
7.11	Seal	20
7.12	Transfer of Stock	21
7.13	Stock Transfer Agreements	21
7.14	Registered Stockholders	21
7.15	Facsimile Signature	21
7.16	Waiver of Notice	21
Article VIII Amendments		22
Article IX Forum Selection		22

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AMENDED AND RESTATED BYLAWS OF

CARLOTZ, INC.

Article I
Corporate Offices

1.1	Registered Office

The address of the registered office of Carlotz, Inc. (the “Corporation”) is 251 Little Falls Drive, in the City of Wilmington, Delaware, County of New Castle, State of Delaware, 19808. The name of its registered agent of the Corporation at that address is Corporation Service Company.

1.2	Other Offices

The Corporation may have additional offices at any place or places where the Corporation is qualified to do business, within or outside the State of Delaware, as the Corporation’s board of directors (the “Board”) may from time to time establish or as the business of the Corporation may require.

Article II
Meetings of Stockholders

2.1	Place of Meetings

All meetings of the stockholders of the Corporation (the “stockholders”) shall be held at such place, if any, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

2.2	Annual Meeting

The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such hour as shall from time to time be fixed by the Board. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

2.3	Special Meeting

Except as otherwise required by law or the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), and subject to the rights of holders of any outstanding series of Preferred Stock of the Corporation (the “Preferred Stock”), special meetings of the stockholders of the Corporation may be called only by (i) an officer of the Corporation pursuant to a resolution adopted by a majority of the Board then in office; (ii) the chairperson of the Board; or (iii) the chief executive officer of the Corporation (the “CEO”). Only such business as is specified in the Corporation’s notice of any special meeting of stockholders shall come before such meeting. The Board may postpone, reschedule or cancel any such meeting. Business transacted at any such meeting shall be limited to the purpose(s) stated in the notice (or any supplement thereto) given by or at the direction of the Board.

2.4	Notice of Stockholders’ Meetings

Except as otherwise required by law or as provided in these amended and restated bylaws (the “Bylaws”) or the Certificate of Incorporation, notice, including by electronic transmission in the manner provided by the DGCL of date, time and place (if any) or means of remote communication (if any) by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, of all meetings of stockholders shall be in writing and shall be given to each stockholder entitled to notice of such meeting in accordance with Section 2.5 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.  In the case of a special meeting of stockholders, the notice shall state the purpose or purposes for which the meeting is called.

2.5	Manner of Giving Notice; Affidavit of Notice

Notice to stockholders may be given by personal delivery, mail, or, with the consent of the stockholder entitled to receive notice, by facsimile or other means of electronic transmission. If mailed, such notice shall be delivered by postage prepaid envelope directed to each stockholder at such stockholder’s address as it appears in the records of the Corporation and shall be deemed given when deposited in the United States mail. Notice given by electronic transmission pursuant to this Section 2.5 shall be deemed given: (i) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that notice has been given pursuant to this Section 2.5 shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 233 of the DGCL.

2.6	Quorum

Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Except as otherwise required by applicable law, by the Certificate of Incorporation, or by these Bylaws, where a separate vote by one or more series or classes of capital stock of the Corporation is required, the holders of a majority of the voting power of the shares of such one or more series or classes of capital stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting or (ii) the holders of a majority of the voting power of the shares of capital stock of the Corporation entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to adjourn the meeting to another place (if any), date or time, without notice other than as specified in Section 2.7.

2.7	Adjourned Meeting; Notice

When an annual or special meeting of stockholders is adjourned to another time or place, if any, date or time, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the date, time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person, or by remote communication, if applicable, and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

2.8	Conduct of Business

(i)            At each meeting of the stockholders, the chairperson of the Board, or, in the absence of the chairperson of the Board, the CEO, or in the absence of the chairperson of the Board and the CEO, such person as shall be selected by the Board, shall act as chairperson of the meeting. The order of business at each such meeting shall be as determined by the chairperson of the meeting. The chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

(ii)           The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairperson of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate, provided such rules and regulations are not inconsistent with any other provision of these Bylaws, the Certificate of Incorporation or applicable law. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting (whether or not a quorum is present), to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, among other things, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) restrictions on the dissemination of solicitation materials and use of audio or visual recording devices at the meeting; and (vi) limitations on the time allotted to questions or comments by participants and on stockholder proposals. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(iii)          The chairperson of any meeting of stockholders shall have the power and duty to determine all matters relating to the conduct of the meeting, including determining whether any nomination or item of business has been properly brought before the meeting in accordance with these Bylaws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made or proposal solicited or is part of a group that solicited or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 2.13(i)(c)(3)(I)). If the chairperson of the meeting determines and declares that any nomination or item of business has not been properly brought before a meeting of stockholders, then such nomination shall be disregarded and such business shall not be transacted or considered at such meeting. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chairperson of the meeting shall act in his or her absolute discretion, and his or her rulings shall not be subject to appeal.

2.9	Voting

Except as may be otherwise provided by law or by the Certificate of Incorporation, each stockholder of record of any series of Preferred Stock shall be entitled at each meeting of the stockholders to such number of votes, if any, for each share of such stock as may be fixed in the Certificate of Incorporation (or relevant Certificate of Designation) or in the resolution or resolutions adopted by the Board providing for the issuance of such stock, and each stockholder of record of Class A Common Stock of the Corporation (the “Common Stock”) shall be entitled to one (1) vote for each share of capital stock held by such stockholder.

At each meeting of stockholders, each stockholder having the right to vote shall be entitled to vote in person, by remote communication (if applicable), or by proxy. Each stockholder shall be entitled to vote each share of stock that has voting power and is registered in such stockholder’s name on the books of the Corporation on the record date fixed for determination of stockholders entitled to vote at such meeting.

Directors shall be elected by a plurality in voting power of the shares present in person or represented by proxy at a meeting of the stockholders and entitled to vote in the election of directors, and except as otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, all other matters shall be determined by the affirmative vote of the holders of a majority of the voting power of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

2.10	Record Date for Stockholder Meetings and Other Purposes

Except as otherwise required by applicable law, in order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and, in the case of determining stockholders entitled to notice of or to vote at any meeting of stockholder or any adjournment thereof, which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor in the case of any other action, more than sixty (60) days prior to such other action; provided, that the Board may determine, at the time it fixes the record date for notice of any meeting of stockholders, that a later date on or before the date of the meeting shall be the date for making a determination as to which stockholders will be entitled to vote at any such meeting of stockholders. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by applicable law, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

Unless determined by the chairperson of the meeting to be advisable, the vote on any matter, including, without limitation, the election of directors, need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, and shall state the number of shares voted and such other information as may be required under the procedure established for the meeting or otherwise by the chairperson of the meeting.

2.11	Proxies

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by an instrument in writing or by an electronic transmission permitted by applicable law filed with the secretary, but, no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Execution of a proxy may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee, or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means including, but not limited to, by manual signature, typewriting, facsimile or electronic transmission or otherwise. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. Proxies need not be filed with the secretary until the meeting is called to order, but shall be filed before being voted. A stockholder may also authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission or electronic transmission to the person or persons who will be the holder of the proxy or to an agent of the proxyholder(s) duly authorized by such proxyholder(s) to receive such transmission; provided, however, that any such writing or electronic transmission must either set forth or be submitted with information from which it can be determined that the writing or electronic transmission was authorized by the stockholder. If it is determined that any such writing or electronic transmission is valid, the inspectors or, if there are no inspectors, such other persons making that determination, shall specify the information upon which they relied. Any copy, facsimile telecommunication, or other reliable reproduction of a writing or electronic transmission authorizing a person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used; provided, however, that such copy, facsimile telecommunication, or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission. Except as otherwise provided therein, a proxy that entitles the agent authorized thereby to vote at a meeting of stockholders shall entitle such agent to vote at any adjournment or postponement of such meeting but shall not be valid after final adjournment of such meeting.

2.12	Maintenance and Inspection of Records

(i)            The Corporation shall, either at its principal executive offices or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class or series of shares of capital stock of the Corporation held by each stockholder, a copy of these Bylaws as amended to date, accounting books, minutes of all meetings of its stockholders, the Board and any committees thereof, a record of all actions taken by the Board or any committees thereof without a meeting and other records.

(ii)           The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by applicable law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.12 or to vote in person or by proxy at any meeting of stockholders.

(iii)           Except to the extent otherwise required by law, or by the Certificate of Incorporation, or by these Bylaws, the Board shall determine from time to time whether and, if allowed, when and under what conditions and regulations the stock ledger, books, records, and accounts of the Corporation, or any of them, shall be open to inspection by the stockholders and the stockholders’ rights, if any, in respect thereof. Except as otherwise provided by law, the stock ledger shall be the only evidence of the identity of the stockholders entitled to examine the stock ledger, the books, records, or accounts of the Corporation.

2.13	Notice of Stockholder Business and Nominations; Director Qualifications

(i)            (a) At any annual meeting of stockholders, only such nominations of persons for election to the Board shall be made, and only such other business shall be conducted or considered, as have been properly brought before the meeting. To be properly brought before an annual meeting of stockholders, nominations of persons for election or re-election to the Board or other business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board; (2) otherwise properly brought before the meeting by or at the direction of the Board; or (3) otherwise properly brought before the meeting by a stockholder in accordance with clauses (b), (c) and (d) of this Section 2.13(i) (clause (c) being the exclusive means for a stockholder to bring nominations or other business before an annual meeting of stockholders, other than business properly included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act). The provisions of this Section 2.13(i) and the following Section 2.13(ii) apply to all nominations of persons for election to the Board and other business proposed to be brought before a meeting.

(b) For nominations of any person for election or re-election to the Board or other business to be properly brought before an annual meeting of stockholders by a stockholder, (1) the stockholder must have given timely notice thereof in writing to the secretary, which notice must also fulfil the requirements of clause (c) of this Section 2.13(i); (2) the subject matter of any proposed business must be a matter that is a proper subject matter for stockholder action at such meeting; and (3) the stockholder must be a stockholder of record of the Corporation at the time the notice required by this Section 2.13(i) is delivered to the Corporation and must be entitled to vote at the meeting.

(c) To be considered timely notice, a stockholder’s notice must be received by the secretary at the principal executive office of the Corporation not earlier than the opening of business one hundred and twenty (120) days before, and not later than the close of business ninety (90) days before, the first anniversary of the date of the preceding year’s annual meeting of stockholders. If no annual meeting of stockholders was held in the previous year, or if the date of the applicable annual meeting of stockholders has been changed by more than thirty (30) days from the date of the previous year’s annual meeting of stockholders, then a stockholder’s notice, in order to be considered timely, must be received by the secretary at the principal executive offices of the Corporation not earlier than the opening of business one hundred and twenty (120) days before the date of such annual meeting of stockholders, and not later than the close of business on the later of (x) ninety (90) days prior to the date of such annual meeting of stockholders; and (y) the 10th day following the day on which public announcement of the date of such annual meeting of stockholders was first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders or of a new record date for an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth the following information (and, if such notice relates to the nomination of any person for election or re-election as a director of the Corporation, the questionnaire, representation and agreement required by the following Section 2.13(ii) must also be delivered with and at the same time as such notice):

(1)       as to each person whom the stockholder proposes to nominate for election as a director, (A) all information relating to such person that is required to be disclosed in accordance with Regulation 14A under the Exchange Act, whether in a solicitation of proxies for the election of directors in an election contest or otherwise, and such other information as may be required by the Corporation pursuant to any policy of the Corporation governing the selection of directors and publicly available (whether on the Corporation’s website or otherwise) as of the date of such notice; (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (C) a description of all agreements, arrangements or understandings between the stockholder or any beneficial owner on whose behalf such nomination is made, or their respective affiliates, and each nominee or any other person or persons (naming such person or persons) in connection with the making of such nomination or nominations;

(2)       as to any other business the stockholder proposes to bring before the meeting, (A) a brief description of such business; (B) the text of the proposal to be voted on by stockholders (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment); (C) the reasons for conducting such business at the meeting; and (D) a description of any direct or indirect material interest of the stockholder or of any beneficial owner on whose behalf the proposal is made, or their respective affiliates, in such business, and all agreements, arrangements and understandings between such stockholder or any such beneficial owner or their respective affiliates and any other person or persons (naming such person or persons) in connection with the proposal of such business;

(3)       as to the stockholder giving the notice and each beneficial owner, if any, on whose behalf the business is proposed or nomination is made (each, a “Party”), (A) the name and address of such Party (in the case of each stockholder, as they appear on the Corporation’s books and records); (B) the class or series and number of shares of capital stock or other securities of the Corporation that are owned, directly or indirectly, beneficially or held of record by such Party or any of its affiliates (naming such affiliates); (C) a description of any agreement, arrangement or understanding (including any swap or other derivative or short position, profit interest, option, warrant, convertible security, stock appreciation or similar right with exercise or conversion privileges, hedging transactions, pledges, rehypothecations, share-based financings or margin loans, and securities lending or borrowing arrangement) to which such Party or any of its affiliates or associates and/or any others acting in concert with any of the foregoing is, directly or indirectly, a party as of the date of such notice (x) with respect to shares of capital stock or other securities of the Corporation or (y) the effect or intent of which is to transfer to or from any such person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, mitigate loss to, manage the potential risk or benefit of security price changes (increases or decreases) for, or increase or decrease the voting power of any such person with respect to securities of the Corporation or which has a value derived in whole or in part, directly or indirectly, from the value (or change in value) of any securities of the Corporation, in each case whether or not subject to settlement in the underlying security of the Corporation (each such agreement, arrangement or understanding, a “Disclosable Arrangement”), specifying in each case (I) the effect of such Disclosable Arrangement on voting or economic rights in securities in the Corporation, as of the date of the notice and (II) any changes in such voting or economic rights which may arise pursuant to the terms of such Disclosable Arrangement; (D) a description of any proxy, agreement, arrangement, understanding or relationship between or among such Parties, any of their respective affiliates or associates, and/or any others acting in concert with any of the foregoing with respect to the nomination or proposal and/or the voting, directly or indirectly, of any shares or any other security of the Corporation; (E) any rights to dividends on the shares of capital stock of the Corporation owned, directly or indirectly, beneficially by such Party that are separated or separable from the underlying shares of capital stock of the Corporation; (F) any proportionate interest in shares of capital stock of the Corporation or Disclosable Arrangements held, directly or indirectly, by a general or limited partnership or limited liability company in which such Party is a general partner or managing member or, directly or indirectly, beneficially owns an interest in a general partner or managing member; (G) any performance-related fees that such Party is directly or indirectly entitled to be based on any increase or decrease in the value of shares of capital stock of the Corporation or Disclosable Arrangements, if any, as of the date of such notice, including any such interests held by members of such Party’s immediate family sharing the same household; (H) a representation that the stockholder is a holder of record of shares of capital stock of the Corporation at the time of the giving of the notice, is entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination; (I) a representation as to whether such Party intends, or is part of a group which intends, (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares of capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination; (J) any other information relating to such Party required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Regulation 14(a) of the Exchange Act; and (K) a certification regarding whether such Party has complied with all federal, state and other legal requirements in connection with such Party’s acquisition of shares of capital stock or other securities of the Corporation;

(4)       an undertaking by each Party to notify the Corporation in writing of any change in the information previously disclosed pursuant to clauses (1), (2) and (3) of this Section 2.13(i) as of the record date for determining stockholders entitled to receive notice of such meeting and as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, by written notice received by the secretary at the principal executive offices of the Corporation not later than five (5) days following such record date and not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof, and thereafter by written notice so given and received within two (2) business days of any change in such information (and, in any event, by the close of business on the day preceding the meeting date); and

  (5)       the Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such nominee under the Exchange Act and the rules or regulations of any stock exchange applicable to the Corporation. In addition, a stockholder seeking to nominate a director candidate or bring another item of business before the annual meeting of stockholders shall promptly provide any other information reasonably requested by the Corporation.

(d) Notwithstanding anything in clause (c) of Section 2.13(i) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting of stockholders is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting of stockholders, a stockholder’s notice required by Section 2.13(i) shall also be considered timely, but only with respect to nominees for the additional directorships, if it is received by the secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation (it being understood that such notice must nevertheless comply with the requirements of clause c of this Section 2.13(i).

(ii)           To be eligible to be a nominee for election or re-election by the stockholders as a director of the Corporation or to serve as a director of the Corporation, a potential nominee and the nominating stockholder must deliver (not later than the deadline prescribed for delivery of notice under clause (c) or (d), as applicable, of Section 2.13(i)) to the secretary a written questionnaire with respect to the background and qualifications of such potential nominee and the background and other relevant facts about the nominating stockholder and each other person on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in the form provided by the secretary upon written request) that, among other matters, such potential nominee: (a) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person as to how such potential nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed in such questionnaire; (b) is not and will not become a party to any agreement, arrangement or understanding with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed in such questionnaire; (c) would be in compliance, if elected or re-elected as a director, and will comply with, applicable law and all corporate governance, conflict of interest, confidentiality and other policies and guidelines of the Corporation applicable to directors generally and publicly available (whether on the Corporation’s website or otherwise) as of the date of such representation and agreement; and (d) intends to serve as a director for the full term for which such person is standing for election.

(iii)          Only such business shall be conducted at a special meeting of stockholders as has been specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board pursuant to Section 2.4. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in Section 2.13(i)(c) is delivered to the secretary, who is entitled to vote at the meeting and upon such election and who complies with the requirements set forth in Sections Section 2.13(i)(c) and 2.13(ii) as if such requirements referred to such special meeting of stockholders; provided, however, that to be considered timely notice under this clause (iii), a stockholder’s notice must be received by the secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which public announcement of the date of such special meeting was first made. This clause (iii) shall be the exclusive means for a stockholder to make nominations or other business proposals before a special meeting of stockholders (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting).

(iv)          Only such persons who are nominated for election or re-election as a director of the Corporation in accordance with the procedures, and who meet the other qualifications, set forth in Section 2.13 (i) and (ii) shall be eligible to stand for election as directors and only such business shall be conducted at a meeting of stockholders as has been brought before the meeting in accordance with the procedures set forth in these Bylaws.

(v)           Without limiting the applicability of the foregoing provisions of this Section 2.13, a stockholder who seeks to have any proposal or potential nominee included in the Corporation’s proxy materials must provide notice as required by and otherwise comply with the applicable requirements of the rules and regulations under the Exchange Act. Except for the immediately preceding sentence, nothing in this Section 2.13 shall be deemed to affect any rights of (a) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act; or (b) the holders of any outstanding class or series of Preferred Stock, voting as a class separately from the holders of Common Stock, to elect directors pursuant to any applicable provisions of such series of Preferred Stock or the Certificate of Incorporation. Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

(vi)          For purposes of this Section 2.13, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or that is generally available on internet news sites or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

2.14	Requirement to Appear

Notwithstanding anything to the contrary contained in Section 2.13 if a stockholder that has provided timely notice of a nomination or item of business in accordance with Section 2.13 (or a qualified representative of such stockholder) does not appear at the annual or special meeting of stockholders to present such nomination or item of business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.14, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

2.15	Inspectors of Election

Before any meeting of stockholders, the Corporation shall appoint one or more inspectors of election to act at the meeting or any adjournment thereof and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If any person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the chairperson of the meeting shall appoint a person to fill that vacancy. Such inspectors shall:

(i)           determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;

(ii)	count all votes or ballots;

(iii)	count and tabulate all votes;

(iv)         determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and

(v)	certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.

Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such persons to assist them in performing their duties as they determine.

2.16	Remote Communication

For the purposes of these Bylaws, if authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders may, by means of remote communication:

(i)         participate in a meeting of stockholders; and

(ii)         be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (a) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (b) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (c) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Article III
Directors

3.1	Powers

Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed, and all corporate powers shall be exercised, by or under the direction of the Board.

3.2	Number of Directors

Subject to the Certificate of Incorporation and the applicable provisions of the Stockholders Agreement dated January 21, 2021, by and among the Corporation and certain stockholders of the Corporation from time to time party thereto (as the same may be amended, restated, supplemented and/or otherwise modified from time to time in accordance with its terms, the “Stockholders Agreement”), the total number of directors constituting the Board shall be determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3	Election, Qualification and Term of Office of Directors

(i)            Except as provided in Section 3.4 of these Bylaws, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term of the class, if any, for which elected and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal.

(ii)           Directors need not be stockholders. The Certificate of Incorporation or these Bylaws may prescribe qualifications for directors.

(iii)          Unless otherwise specified in the Certificate of Incorporation, elections of directors need not be by written ballot.

3.4	Resignation and Vacancies

Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation to the attention of the secretary. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt. The acceptance of a resignation shall not be necessary to make it effective unless such resignation specifies otherwise. Unless otherwise provided in the Certificate of Incorporation or these Bylaws and subject to the applicable provisions of the Stockholders Agreement, when one or more directors so resigns and the resignation is effective at a future date or upon the happening of an event to occur on a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section 3.4 in the filling of other vacancies.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws and subject to the applicable provisions of the Stockholders Agreement, vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the term of the class, if any, to which the director is appointed and until such director’s successor shall have been elected and qualified. A vacancy in the Board shall be deemed to exist under these Bylaws in the case of the death, removal or resignation of any director.

3.5	Place of Meetings; Meetings by Telephone

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in person at the meeting.

3.6	Regular Meetings

Regular meetings of the Board may be held without notice at such time and on such date or dates and at such place or places (if any) as shall from time to time be determined by the Board. A notice of any such regular meetings, the time, date or place of which has been so determined, shall not be required.

3.7	Special Meetings; Notice

Special meetings of the Board for any purpose or purposes shall be held at the call of the chairperson at such times and places (if any), within or without the State of Delaware, as he or she shall designate, upon notice to each director in accordance with this Section 3.7. Special meetings may also be called by a majority of the Board or the secretary, at the direction of the chairperson or a majority of the Board.

Notice of the date, time and place (if any) of special meetings of the Board may be:

(i)            delivered personally by hand, by courier service (including, without limitation, FedEx and United Parcel Service) or by telephone;

(ii)           sent by United States Postal Services (“USPS”) first-class mail, postage prepaid;

(iii)          sent by facsimile or electronic mail (directed to the electronic mail address at which the director has consented to receive notice); or

(iv)          sent by other means of electronic transmission, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission pursuant to which the director has consented to receive notice, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by USPS first-class mail, it shall be deposited in the USPS mail at least four (4) days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

3.8	Quorum

At all meetings of the Board, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9	Board Action by Written Consent without a Meeting

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee provided, however, that such electronic transmission or transmissions must either set forth or be submitted with information from which it can be determined that the electronic transmission or transmissions were authorized by the director. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Action taken under this Section 3.9 is effective when the last director delivers their signed consent, unless the consent specifies a different effective time in accordance with applicable law. A consent signed and delivered under this Section 3.9 has the effect of a meeting vote and may be described as such in any document.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

3.10	Rules and Regulations

The Board may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Corporation as it may deem proper, and as are not inconsistent with the DGCL, the Certificate of Incorporation or these Bylaws.

3.11	Fees and Compensation of Directors

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity. No such compensation shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Article IV
Committees

4.1	Committees of Directors

The Board may designate one (1) or more committees, each committee to consist, of one (1) or more of the directors of the Corporation. Subject to any applicable provisions in the Stockholders Agreement, all members of any committee of the Board shall serve at the pleasure of the Board. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, (ii) adopt, amend or repeal any bylaw of the Corporation or (iii) take any action or assume any authority otherwise prohibited by applicable law (including the rules and regulations of any stock exchange applicable to the Corporation).

4.2	Committee Procedure

Except as otherwise determined by the Board or provided by these Bylaws, each committee of the Board shall adopt its own rules governing the time, place, and method of holding its meetings and the conduct of its proceedings and shall meet as provided by such rules or by resolution of the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3	Meetings and Actions of Committees

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i)	Section 3.5 Place of Meetings; Meetings by Telephone;

(ii)	Section 3.6 Regular Meetings;

(iii)	Section 3.7 Special Meetings; Notice;

(iv)	Section 3.8 Quorum;

(v)	Section 3.9 Board Action by Written Consent without a Meeting; and

(vi)	Section 7.16 Waiver of Notice.

with such changes in the context of these Bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

(i)	the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii)	special meetings of committees may also be called by resolution of the Board or the chairperson of the applicable committee; and

(iii)        the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.3, provided that such rules do not violate the provisions of the Certificate of Incorporation or applicable law.

Article V
Officers

5.1	Officers

The officers of the Corporation shall include a CEO, secretary and a chief financial officer (“CFO”). The Corporation may also have, at the discretion of the Board, a chairperson of the Board, a vice chairperson of the Board, a president, a treasurer, one (1) or more vice presidents, one (1) or more assistant vice presidents, one (1) or more assistant treasurers, one (1) or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these Bylaws as the Board may from time to time deem appropriate or necessary. Any number of offices may be held by the same person. Each officer of the Corporation shall hold office for such term as may be prescribed by the Board and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No officer need be a stockholder or director of the Corporation.

5.2	Appointment of Officers

The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws.

5.3	Subordinate Officers

The Board may appoint, or empower the CEO or, in the absence of a CEO, the president, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

5.4	Removal and Resignation of Officers

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board then in office at any regular or special meeting of the Board (or by unanimous written consent in accordance with these Bylaws and applicable law) or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board or the chairperson provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor shall not take office until the effective date. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5	Vacancies in Offices

Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 5.2.

5.6	Chief Executive Officer

Subject to such supervisory powers, if any, as may be given by the Board to the chairperson, if any, the CEO (if such an officer is appointed) shall, subject to the control of the Board, have general supervision, direction, and control of the business and the officers of the Corporation and shall report directly to the Board. He or she shall have the general powers and duties of management usually vested in the office of CEO of a corporation and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

5.7	President

The Board may, but is not obligated to, appoint a president. Subject to such supervisory powers, if any, as may be given by the Board to the chairperson (if any) or the CEO, the president, if appointed, shall perform such senior duties as he or she may agree with the CEO (if the position is held by an individual other than the CEO) or as may be prescribed by the Board or these Bylaws.

5.8	Secretary

The secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall see that all notices required to be given by the Corporation are duly given and served, as required to be given by law or by these Bylaws. He or she shall be the custodian of the seal of the Corporation, if one be adopted, in safe custody and when deemed necessary shall affix the seal or cause it to be affixed to all certificates of stock, if any of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws. The secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall have such other powers and perform such other duties as he or she may agree with the CEO or as the Board may from time to time determine.

5.9	Chief Financial Officer

The CFO shall perform all the powers and duties of the office of the CFO and in general have overall supervision of the financial operations of the Corporation. The CFO shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the CEO and shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bylaws.

5.10	Vice Presidents

Any vice president shall have such powers and duties as shall be prescribed by his or her superior officer or the Board. A vice president shall, when requested, counsel with and advise the officers of the Corporation and shall perform such other duties as he or she may agree with the CEO or as the Board may from time to time determine. A vice president need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected by the Board.

5.11	Treasurer

The treasurer shall supervise and be responsible for all the funds and securities of the Corporation; the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation; borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party; the disbursement of funds of the Corporation and the investment of its funds; and in general shall perform all of the duties incident to the office of the treasurer. The \treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the CEO or the CFO or as the Board may from time to time determine.

5.12	Assistant Treasurers and Assistant Secretaries

Any assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the Board or by the CEO, the CFO, the treasurer or the secretary. An assistant treasurer or assistant secretary need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected by the Board.

5.13	Representation of Shares of Other Corporations

The chairperson of the Board, the CEO, the president, any vice president, the treasurer, the secretary or assistant secretary of this Corporation, or any other person authorized by the Board, the CEO, the president or a vice president, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares or other ownership interests of any other corporation or corporations or other entity or entities standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.14	Authority and Duties of Officers

In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

Article VI
Records

A stock ledger consisting of one or more records in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the corporation are recorded in accordance with Section 224 of the DGCL shall be administered by or on behalf of the Corporation. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL; (ii) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL; and (iii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code.

Article VII
General Matters

7.1	Execution of Corporate Contracts and Instruments

The Board, except as otherwise provided in these Bylaws, shall designate the officers, employees and agents of the Corporation who shall have power to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board or any such committee may determine. In the absence of such designation referred to in the first sentence of this Section 7.1, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.

7.2	Checks

From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

7.3	Reliance upon Books, Reports and Records

A member of the Board, or a member of any committee designated by the Board, shall, in the performance of such member’s duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

7.4	Stock Certificates

The shares of the Corporation may be certificated or uncertificated, as may be provided by the Board. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers authorized to sign stock certificates representing the number of shares registered in certificate form. The chairperson or vice chairperson of the Board, the president, vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

7.5	Special Designation on Certificates

(i)            If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, if any, provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

(ii)           Within a reasonable time after the issuance or transfer of uncertificated stock, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a), 218(a), or 364 of the DGCL or with respect to Section 151 of the DGCL a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by applicable law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

7.6	Lost Certificates

Except as provided in this Section 7.6, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may, subject to Section 167 of the DGCL, determine the conditions upon which to issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.7	Shares Without Certificates

The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided that the use of such system by the Corporation is permitted in accordance with applicable law.

7.8	Construction; Definitions

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular and the term “person” includes both a corporation, natural person, limited liability company, partnership, joint venture, trust, unincorporated association or other legal entity. The titles of the sections and subsections have been inserted as a matter of reference only and shall not control or affect the meaning or construction of any of the terms or provisions hereof.

7.9	Dividends

The Board, subject to any restrictions contained in either (i) the DGCL or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

7.10	Fiscal Year

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

7.11	Seal

The Corporation may adopt a corporate seal, which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

7.12	Transfer of Stock

Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate Person or Persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. Subject to any restrictions on transfers, upon receipt of proper transfer instructions from the registered owner of uncertificated shares, the transaction shall be recorded upon the books of the Corporation, and the Corporation shall send to the registered transferee a written notice containing the information required by Section 151(f) of the DGCL. A record shall be made of each transfer and whenever a transfer is made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

7.13	Stock Transfer Agreements

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

7.14	Registered Stockholders.

The Corporation:

(i)            shall be entitled to recognize the exclusive right of a person registered on its stock ledger as the owner of shares to receive dividends and to vote as such owner;

(ii)           shall be entitled to hold liable for calls and assessments the person registered on its stock ledger as the record owner of shares; and

(iii)          shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

7.15	Facsimile Signature

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof

7.16	Waiver of Notice

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

Article VIII
Amendments

Except as otherwise provided by the DGCL, these Bylaws may be altered, amended or repealed only in the manner provided in the Certificate of Incorporation.

Article IX
Forum Selection

Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Bylaws (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article IX, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article IX. Notwithstanding the foregoing, the provisions of this Article IX shall not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article IX (including, without limitation, each portion of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.